________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                    [ ] Confidential, For Use of the Commission
                                                                       Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AUDIO COMMUNICATIONS NETWORK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       AUDIO COMMUNICATIONS NETWORK, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

       _________________________________________________________________________
   (2) Aggregate number of securities to which transaction applies:

       _________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   _____________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:

       _________________________________________________________________________
   (5) Total fee paid:

   _____________________________________________________________________________

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount Previously Paid:

       _________________________________________________________________________
   (2) Form, Schedule or Registration Statement No.:

       _________________________________________________________________________
   (3) Filing Party:

       _________________________________________________________________________
   (4) Date Filed:

       _________________________________________________________________________

------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

________________________________________________________________________________

                       AUDIO COMMUNICATIONS NETWORK, INC.
                         1000 LEGION PLACE, SUITE 1515
                             ORLANDO, FLORIDA 32801
                                 (407) 649-8877

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                           TO BE HELD AUGUST 21, 1997

To the shareholders of
AUDIO COMMUNICATIONS NETWORK, INC.:

     You are cordially invited to attend the Annual Meeting of the Shareholders (the 'Annual Meeting') of AUDIO COMMUNICATIONS NETWORK, INC., which will be held at the Radisson Plaza Hotel, 60 South Ivanhoe Boulevard, Orlando, Florida 32804 at 10:30 a.m., Eastern time, on Thursday, August 21, 1997, to consider and act upon the following matters:

          (1) To consider and act upon a proposal to amend Article 2.3 of the Company's Amended and Restated Bylaws to set the size of the Board to not less than seven nor more than nine Directors, with an initial setting of nine.

          (2) The election of nine members to the Board of Directors, if Proposal '1' is adopted, to hold office for a one-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Messrs. Robert Davidoff, Patrick J. Dougherty, Robert Dyer, David Gezon, Mitchell Kleinhandler, William Landman, C. Lee Maynard, A.J. Schell and David Unger) are described in the accompanying Proxy Statement.

          (3) To consider and act upon a proposal to amend Article III of the Company's Certificate of Incorporation to increase the number of authorized Common Shares, $.25 par value, from 8,000,000 to 12,000,000 and to authorize up to 1,000,000 Preferred Shares, $.001 par value per share, to be issued in one or more series on such terms and at such time or times as the Board of Directors shall determine.

          (4) The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1997.

          (5) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on July 7, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                                          By order of the Board of Directors,

                                          DORIS K. KRUMMENACKER
                                          Secretary

Dated: July 23, 1997

                       AUDIO COMMUNICATIONS NETWORK, INC.
                         1000 LEGION PLACE, SUITE 1515
                             ORLANDO, FLORIDA 32801
                                 (407) 649-8877
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 21, 1997

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Audio Communications Network, Inc., a Florida corporation (the 'Company'), for use at the Fiscal 1996 Annual Meeting of Shareholders of the Company and for any adjournment or adjournments thereof (the 'Annual Meeting'), to be held at the Radisson Plaza Hotel, 60 South Ivanhoe Boulevard, Orlando, Florida 32804 at 10:30 a.m., Eastern time, on Thursday, August 21, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A Board of Directors' proxy (the 'Proxy') for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Shares represented at the Annual Meeting is required for the election of Directors and the ratification of the appointment of the Company's auditors. The affirmative vote by holders of a majority of the Common Shares outstanding is required for the ratification of the adoption of the amendment to the Company's Amended and Restated Bylaws (the 'Bylaws') and the amendment to the Company's Certificate of Incorporation. Directors and Officers of the Company beneficially own approximately 64.0% of the outstanding voting shares. Accordingly, approval of the aforesaid matters is expected. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the approval of the amendment to Article 3.2 of the Bylaws to set the size of the Board of Directors; FOR the election of the nominees for Directors as set forth herein; FOR the approval of the amendment to Article III of the Company's Certificate of Incorporation to increase the number of authorized Common Shares and to authorize the issuance of Preferred Shares in one or more series on such terms and at such time or times as the Board of Directors shall determine; and FOR the ratification of the appointment of the Company's auditors for the fiscal year ending December 31, 1997. Shares represented by Proxies which are marked 'abstain' for Proposal 4 on the proxy card and Proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as 'broker non-votes'), those shares will be included in determining the presence of a quorum, but will not be included in the vote totals. Thus, a broker non-vote will generally have the effect of neither a vote in favor of nor against the proposal. However, abstentions or broker non-votes by shareholders who otherwise favor a proposal could, in the event of a negative or tie vote on such proposal, have the effect of contributing to the defeat of the proposal.

     The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

     A shareholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Orlando, Florida, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

     A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose genuine to the meeting, at the executive offices of the Company, 1000 Legion Place, Suite 1515, Orlando, Florida 32801, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 1996 Annual Report to Shareholders are expected to be mailed commencing on or about July 23, 1997 to shareholders of record on July 7, 1997.

                               CHANGE OF CONTROL

     On May 30, 1997, the Company completed a business combination (the 'Combination') with Suncom Communications L.L.C., a Delaware limited liability company ('Suncom'). Under the terms of the agreement, the Company, through its wholly owned subsidiary, Suncom, Inc., acquired the assets and business of Suncom, in exchange for which the Company issued 2.1 million Common Shares to Suncom, which represented approximately 47.5% of the Company's outstanding Common Shares. In addition, Suncom was granted an option (the 'Suncom Option') to acquire up to 1,000,000 Common Shares at an exercise price of $6.00 per share. The Suncom Option becomes exercisable upon the consummation of a public or private offering of the Company's Common Shares, or securities convertible into such shares, but only with respect to the number of Common Shares issued in such offering.

     Also on May 30, 1997, Suncom consummated an agreement with A.J. Schell acquiring substantially all of his equity position in the Company. As a result, Suncom is the owner of 2,697,986 Common Shares, representing approximately 60.7% of the outstanding Common Shares of the Company. See 'Voting Securities.'

     Immediately following the consummation of these transactions, Mr. Schell resigned as the Company's President and Chief Executive Officer. However, Mr. Schell is the Company's Chairman of the Board. Mitchell Kleinhandler and David Unger, both affiliates of Suncom, were elected President and Executive Vice President of the Company, respectively. In addition, four members of the Board of Directors resigned and such vacancies were filled by Messrs. Kleinhandler, Unger, Gezon and Landman, designees of Suncom. The Company's shareholders are being asked herein to vote on a proposal to fix the initial size of the Board of Directors to nine, with the ninth member, Mr. Davidoff, also being a designee of Suncom. Suncom is the MUZAK'c' affiliate serving portions of the Carolinas, including Charlotte, Raleigh/Durham, Winston-Salem and Greensboro, as well as portions of Arizona, including Phoenix.

     Pursuant to applicable Florida law, the Company was not required to obtain shareholder approval of the Combination, the issuance of 2.1 million of its Common Shares to Suncom, the change of control described above or other transactions relating to the foregoing. Accordingly, shareholders are not being asked to vote on or ratify the foregoing at the upcoming Annual Meeting.

                               VOTING SECURITIES

     July 7, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 4,444,203 Common Shares, $.25 par value (the 'Voting Securities'). Common Shareholders have one vote per share held upon all matters to be considered at the Annual Meeting.

     The following table sets forth, as of July 7, 1997, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Shares, $.25 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Shares, (ii) each nominee for Director and executive officer of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and nominees for Directors as a group:

                                                                             AMOUNT AND
                                                                             NATURE OF
                           NAME AND ADDRESS OF                               BENEFICIAL       PERCENTAGE
                            BENEFICIAL OWNER                                OWNERSHIP(1)       CLASS(2)
-------------------------------------------------------------------------   ------------      ----------

A.J. Schell(3)...........................................................        30,000(4)       *
Mitchell Kleinhandler(3).................................................     2,697,986(5)       60.7%
David Unger(3)...........................................................     2,703,986(6)       60.8%
Robert Davidoff .........................................................     2,697,986(7)       60.7%
  c/o Carl Marks & Co., Inc.
  135 East 57th Street
  New York, NY 10022
David Gezon .............................................................     2,697,986(8)       60.7%
  c/o Midwest Mezzanine Fund L.P.
  208 S. LaSalle St., Suite 510
  Chicago, IL 60604
William Landman .........................................................     2,697,986(9)       60.7%
  c/o CMS Companies
  1926 Arch Street
  Philadelphia, PA 19103
Patrick J. Dougherty(3)..................................................        14,817          *
Robert Dyer(3)...........................................................        71,399           1.6%
C. Lee Maynard(3)........................................................        30,900          *
Suncom Communications L.L.C.  ...........................................     2,697,986(10)      60.7%
  4059 Yancey Road
  Charlotte, NC 28217
All Directors and Officers as a Group (10 persons).......................     2,869,709(11)      64.0%

------------

   * Represents less than one percent ownership.

 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all Common Shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (2) Based on 4,444,203 Voting Securities as of July 7, 1997.

 (3) The address of this person is c/o Audio Communications Network, Inc., 1000 Legion Place, Suite 1515, Orlando, Florida 32801.

 (4) Includes an aggregate of 30,000 Common Shares issuable upon exercise of a like number of options.

 (5) Includes 2,697,986 Common Shares owned by Suncom. Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Mr. Kleinhandler disclaims beneficial ownership of all securities owned by Suncom except to the extent of his pecuniary interest therein. See Footnote 10, infra. Also excludes 1,500 Common Shares held by a relative of Mr. Kleinhandler, of which, Mr. Kleinhandler does not have any power to direct the vote or disposition and therefore disclaims any beneficial ownership.

 (6) Includes 2,697,986 Common Shares owned by Suncom. Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Mr. Unger disclaims beneficial ownership of all securities owned by Suncom except to the extent of his pecuniary interest therein. See Footnote 10, infra.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Includes 2,697,986 Common Shares owned by Suncom. Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Mr. Davidoff is the Managing Director of Carl Marks & Co., Inc., an affiliate of CMNY Capital II, L.P. ('CMNY'), and disclaims beneficial ownership of all securities owned by Suncom except to the extent of his pecuniary interest therein. See Footnote 10, infra.

 (8) Includes 2,697,986 Common Shares owned by Suncom. Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Mr. Gezon is the President of Midwest Mezzanine Fund, L.P. ('Midwest') and disclaims beneficial ownership of all securities owned by Suncom except to the extent of his pecuniary interest therein. See Footnote 10, infra.

 (9) Includes 2,697,986 Common Shares owned by Suncom. Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Mr. Landman is a Vice President of the corporate general partners of CMS Interactive Communications Partners, L.P. ('CMS') and disclaims beneficial ownership of all securities owned by Suncom except to the extent of his pecuniary interest therein. See Footnote 10, infra.

(10) Excludes 1,000,000 Common Shares issuable to Suncom pursuant to the Suncom Option. Members of Suncom include Suncom Management L.L.C. ('Suncom Management'), Midwest, CMS and CMNY. Suncom Management is controlled by Messrs. Kleinhandler and Unger. Midwest is ultimately controlled by ABN AMRO Bank. CMS is controlled ultimately by MSPS/ICP, Inc., and CMS 1994, Inc., both affiliates of CMS Companies, a private investment company. CMNY is controlled by Carl Marks & Co., Inc.

(11) Includes an aggregate of 36,500 Common Shares issuable upon exercise of a like number of options.

                                   PROPOSAL 1
                   AMENDMENT TO THE BYLAWS TO SET THE SIZE OF
                             THE BOARD OF DIRECTORS

     The Board of Directors has unanimously approved an amendment to Article II,
Section 2.3 of the Bylaws to set the size of the Board of Directors at not less than seven nor more than nine Directors, as determined, from time to time, by the Board of Directors or Shareholders, and to initially set the size of the Board of Directors at nine until changed or altered as therein provided. The text of the proposed amendment is attached hereto as Appendix 'A.'

     The Bylaws presently fix the number of Directors at eight and such number may only be amended by a vote of the holders of a majority of the Common Shares present and entitled to vote at a duly convened shareholder meeting with a quorum present. The effect of the amendment is to give the Board the right to alter the number of Directors without the formality and expense of holding a meeting to obtain shareholder approval. In addition, the amendment effectively grants Suncom control of the Board of Directors without removing any incumbent Directors in accordance with the terms of the Combination. See 'Change of Control.'

     The affirmative vote of the holders of a majority of the outstanding Voting Securities entitled to notice of and to vote at the Annual Meeting is required under Florida law for the adoption of the Amendment to Article II, Section 2.3 of the Bylaws. To the extent Messrs. Kleinhandler, Unger, Davidoff, Gezon and Landman are affiliated with Suncom, they may be deemed to have a substantial interest in this amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE FOREGOING PROPOSAL 1.

                                   PROPOSAL 2
                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently has eight (8) Directors. All of such incumbent Directors have been nominated herein, along with one other nominee, to be elected as Directors at the Annual Meeting to hold office, subject to the provisions of the Bylaws, for a one-year term and until their successors are duly elected and qualified (the 'Nominees').

     It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nine (9) Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the nine (9) Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve. However, in the event that any of the Nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and respective positions of the Executive Officers and Director Nominees of the Company are as follows:

                    NAME                        AGE                             POSITION
---------------------------------------------   ---   ------------------------------------------------------------

A. J. Schell.................................   61    Chairman of the Board (Incumbent)
Mitchell Kleinhandler........................   48    President and Director (Incumbent)
David Unger..................................   41    Executive Vice President and Director (Incumbent)
Doris K. Krummenacker........................   70    Secretary
Robert Davidoff..............................   70    Director (Nominee)
Patrick J. Dougherty.........................   53    Director (Incumbent)
Robert Dyer..................................   64    Director (Incumbent)
David Gezon..................................   40    Director (Incumbent)
William Landman..............................   45    Director (Incumbent)
C. Lee Maynard...............................   56    Director (Incumbent)

     A. J. SCHELL has served as Chairman of the Board since June 1990 and as the Company's President and Chief Executive Officer from May 1987 through May 30, 1997.

     MITCHELL KLEINHANDLER has served as President and Chief Operating Officer of the Company and as a Director since May 30, 1997. Since September 1995, Mr. Kleinhandler has served as President of Suncom. Prior thereto, Mr. Kleinhandler was the President of Consolidated Cable Properties Inc., a cable television management company.

     DAVID UNGER has served as Executive Vice President, Assistant Secretary and a Director of the Company since May 30, 1997. Since September 1995, Mr. Unger has served as Chairman of Suncom. From 1993 to 1995, Mr. Unger has served as President of D Squared Productions, Inc., Mr. Unger's personal investment company. Prior thereto, Mr. Unger served as a Vice President of Communications Equity Associates, a merchant banking firm specializing in the merchant communications industry.

     DORIS K. KRUMMENACKER has served as Secretary of the Company since 1990 and as the Company's Treasurer and a Vice President from 1974 through May 30, 1997 and as a Director of the Company since 1990 through May 30, 1997.

     ROBERT DAVIDOFF has served as the Managing Director of Carl Marks & Co., Inc., an investment company which is an affiliate of CMNY, a member of Suncom, since 1950.

     PATRICK J. DOUGHERTY has served as a Director of the Company since May 1988. Mr. Dougherty has been a certified public accountant since 1970, and has served as the President of Patrick J. Dougherty, CPA, PA, since 1982.

     ROBERT DYER has served as a Director of the Company since May 1988. Mr. Dyer has been a practicing attorney since 1961, and has been a partner in the Orlando law firm of Allen, Dyer, Doppelt, Franjola & Milbrath since November 1980.

     DAVID GEZON has served as a Director of the Company since May 30, 1997. Mr. Gezon has served as the President of Midwest, an investment fund which is a member of Suncom, since August 1992.

     WILLIAM LANDMAN has served as a Director of the Company since May 30, 1997. Mr. Landman has been a Principal of CMS Companies, a private investment company which is an affiliate of CMS, a member of Suncom, since 1986.

     C. LEE MAYNARD has served as a Director of the Company since May 1985. Mr. Maynard has been a private real estate investor since 1992. From 1987 through 1992, Mr. Maynard served as the Chairman of the Board and Chief Executive Officer of Enterprise National Bank of Tampa.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     All Directors hold office until the expiration of their terms and the election and qualification of their successors. During the fiscal year ended December 31, 1996 ('Fiscal 1996'), the Board of Directors held a total of seven meetings. No incumbent Director during Fiscal 1996 attended fewer than 75 percent of the aggregate of: (1) the total number of meeting of the Board of Directors and (2) the total number of meetings held by all committees on which he served. Officers serve at the discretion of the Board of Directors.

     For Fiscal 1996, the Company maintained three standing committees: an Audit, Compensation and Nominating Committee. The Audit Committee met one time in Fiscal 1996 and included Messrs. Schell, Dougherty and Maynard. On May 31, 1997, the Board of Directors established a new Audit Committee, consisting of Messrs. Dougherty, Gezon, Landman, Schell and Unger. The Audit Committee has the following duties and responsibilities: (a) to recommend to the Board the accounting firm to be selected by the Board or to be recommended by it for hareholder approval as the independent auditor of the Company, (b) to meet and review with the independent auditors, the chief internal auditor and the appropriate corporate officers regarding matters relating to corporate financial reporting and accounting procedures and policy, the adequacy of financial, accounting and operating controls for the Company and the scope of the respective audits of the independent auditors and the internal auditor, (c) to report the results of the foregoing to the Board and to further submit to the Board any recommendations which the committee may have, from time to time, with respect to financial reporting and accounting practices and policies and financial, accounting and operation controls and safeguards, and (d) to perform such further services as delegated by the Board.

     The Compensation Committee held one meeting in Fiscal 1996 and included Mr. Dyer. On May 31, 1997, the Board of Directors established a new Compensation Committee consisting of Messrs. Gezon, Kleinhandler and Landman. The Compensation Committee has the following duties and responsibilities: (a) to periodically review the compensation (including salary, bonus and benefits) of all of the executive officers of the Company and its subsidiaries, (b) to review and recommend to the Board matters relating to employee compensation and employee benefit plans and incentives generally, and (c) such other duties and responsibilities as may, from time to time, be designated by the Board.

     The Nominating Committee held one meeting in Fiscal 1996 and included Messrs. Schell and Maynard. The Nominating Committee met for the purpose of nominating and recommending the selection of Directors to comprise the Company's Board of Directors for the ensuing year. The Company currently does not have a nominating committee or another committee performing a similar function.

EXECUTIVE COMPENSATION

     The compensation paid and/or accrued to the Chief Executive Officer for services rendered to the Company during the three fiscal years ended December 31, 1996, 1995 and 1994 is set forth below. No other executive officer's total annual salary and bonus exceeded $100,000.

(a) SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                   ----------------------------------------------
                                                                                                                        PAYOUTS
                                           ANNUAL COMPENSATION                                  AWARDS                 ----------
                          -----------------------------------------------------    --------------------------------    LONG- TERM
                                                                     OTHER         RESTRICTED        SECURITIES        INCENTIVE
  NAME OF INDIVIDUAL      FISCAL                                    ANNUAL           STOCK           UNDERLYING           PLAN
AND PRINCIPAL POSITION     YEAR     SALARY($)    BONUS($)(2)    COMPENSATION($)    AWARDS($)     OPTIONS/SARS(#)($)    PAYOUTS($)
-----------------------   ------    ---------    -----------    ---------------    ----------    ------------------    ----------

A.J. Schell                1996     $ 350,000      $50,000          $--              -$-                30,000           -$-
  Chairman, President      1995     $ 232,650      $50,000          $--              -$-              $--                -$-
  & CEO(1).............    1994     $ 207,199      $25,000          $--              -$-              $--                -$-


                               ALL
  NAME OF INDIVIDUAL          OTHER
AND PRINCIPAL POSITION   COMPENSATION($)
-----------------------  ---------------
A.J. Schell                  $ 4,557(3)
  Chairman, President        $23,607(3)
  & CEO(1).............      $20,528(3)

------------

(1) Resigned as President and Chief Executive Officer effective May 30, 1997.

(2) Bonus amounts are shown in the year for which they were awarded.

(3) Represents amount contributed by the Company for Mr. Schell's account in the Company's target benefit pension plan.

(b) OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              NUMBER OF      PERCENT OF TOTAL
                                              SECURITIES       OPTIONS/SARS
                                              UNDERLYING         GRANTED            EXERCISE
                                             OPTIONS/SARS      TO EMPLOYEES         OR BASE           EXPIRATION
            NAME OF INDIVIDUAL                 GRANTED        IN FISCAL YEAR     PRICE($/SHARE)          DATE
------------------------------------------   ------------    ----------------    --------------    -----------------

A. J. Schell..............................      25,000             71.47%            $1.125        February 22, 2000

(c) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                        SHARES                            OPTIONS/SARS                 OPTIONS/SARS
                                      ACQUIRED ON       VALUE         AT FISCAL YEAR END(#)        AT FISCAL YEAR END($)
        NAME OF INDIVIDUAL            EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-----------------------------------   -----------    -----------    -------------------------    -------------------------

A. J. Schell.......................        0              0                  55,000/0                    $52,500/0

(d) LONG-TERM INCENTIVE PLAN AWARDS

     The Company has no long-term incentive plans as such term is defined in
Item 402(a)(6)(iii) of Regulation S-B.

(e) DIRECTORS COMPENSATION

     For Fiscal 1996, the Company compensated its Directors at a rate of $1,000 per Board meeting attended, payable in cash or Common Shares. Six Directors elected to receive their fees in stock, totalling 17,274 Common Shares. The number of shares issuable was determined by the fair market value of the shares on the date of the meetings. Two Directors elected to receive $14,502 for attending seven meetings.

(f) EMPLOYMENT CONTRACTS

     The Company has written Employment Agreements with three of its executive officers: A.J. Schell, Chairman of the Board; Mitchell Kleinhandler, President and Chief Operating Officer and David Unger,

Executive Vice President. All of the Employment Agreements were entered into as of May 30, 1997, contemporaneously with the closing of the Combination.

     Mr. Schell's Employment Agreement replaces his 1989 employment contract with the Company. The new Agreement is for a three year term (subject to early termination in certain specified events) and provides for a salary at the rate of $100,000 per annum. In addition, however, in recognition of certain obligations of the Company to Mr. Schell under his former employment contract, which obligations were triggered by the closing of the Combination, the Company has agreed to pay Mr. Schell, and Mr. Schell has agreed to accept, the sum of $1,500,000 in three equal annual installments commencing in January, 1998. The Company's obligations to Mr. Schell with respect to such additional payments are secured by a pledge by Suncom of the stock which it purchased from Mr. Schell contemporaneously with the closing of the Combination.

     Mr. Kleinhandler and Mr. Unger are each entitled to a base salary of $200,000 per annum plus a bonus of $50,000 if the Company achieves or exceeds 'plan' as defined in their respective employment agreements. Both agreements are for a one year term, subject to early termination in certain events and automatic renewals unless notice is given. Mr. Unger has the ability, at his election, to reduce his time commitment to the Company to 40% of his business time, in which event his base salary will be reduced to $100,000 per year and he will no longer be entitled to a bonus. Should Mr. Unger make this election prior to the first anniversary of his employment agreement, the agreement is automatically extended for an additional year. Further, should Mr. Unger make this election, Mr. Kleinhandler's base salary and potential bonus are each to be increased by $25,000 per year.

(g) REPORT ON REPRICING OF OPTIONS/SARS

     The Company did not reprice any stock options or SARs previously rewarded during Fiscal 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See 'Executive Compensation' for information concerning the terms of employment agreements and stock options granted during Fiscal 1996 to certain Officers and Directors of the Company.

     Pursuant to the terms and provisions of the Combination, among other things, the Company agreed to assume all of Suncom's liabilities. In furtherance thereof, the Company and Suncom, Inc. agreed to jointly and severally assume Suncom's subordinated indebtedness in the original principal amount of $4,750,000 to Midwest, a member of Suncom. The subordinated debt to Midwest bears interest at the rate of 12.27% per annum payable quarterly on the first day of January, April, July and October. Quarterly principal installments in the amount of $250,000 each are to begin January 1, 2000. The obligations of the Company and Suncom Inc. with respect to the subordinated debt is secured by a guaranty executed and delivered by the Company's other subsidiaries.

     To evidence the assumption of the subordinated debt, the Company and Suncom Inc. executed and delivered a Note Assumption Agreement dated May 30, 1997 with Midwest and further executed and delivered an allonge to the existing subordinated note. Pursuant to the documentation with Midwest, the Company has agreed to certain affirmative, negative and financial covenants including, without limitation (a)prohibitions against the incurrence of additional debt or liens, restrictions on mergers, acquisitions or sales of assets and restrictions on transactions with affiliates, dividends and payments, (b) limits on capital expenditures and maintenance of certain coverage and leverage ratios and (c) allowing Midwest to have a representative present to observe all meetings of the Boards of Directors of the Company and its subsidiaries.

     During Fiscal 1996, the Company paid approximately $22,833 to the law firm of Turnbull, Abner & Daniels, of which former Director Nat M. Turnbull is a partner. In addition, approximately $12,231 was paid for tax advice to Patrick
J. Dougherty, CPA, PA, of which incumbent Director Patrick J. Dougherty is a principal.

COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during Fiscal 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   PROPOSAL 3
           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES AND AUTHORIZE PREFERRED STOCK

     The Board of Directors has unanimously approved an amendment to Article III of the Certificate of Incorporation to increase the number of authorized Common Shares, $.25 par value, to 12,000,000 and to authorize up to 1,000,000 Preferred Shares, $.001 par value per share, to be issued in one or more series on such terms and at such time or times as the Board of Directors shall determine. The Certificate presently authorizes 8,000,000 Common Shares, $.25 par value, and no Preferred Shares. The text of the proposed amendment is attached hereto as Appendix 'B.'

     As of June 30, 1997, 4,444,203 Common Shares were issued and outstanding. An additional 1,000,000 Common Shares are reserved for issuance upon exercise of the Suncom Option and approximately 111,000 Common Shares are reserved for issuance upon exercise of outstanding stock options under the Company's stock option plan. The proposed amendment to increase the number of authorized Common Shares is necessary to provide the Company with an adequate number of authorized shares for future issuances. The Board of Directors believes that the additional Common Shares will afford the Company greater flexibility in meeting the future capital requirements of the Company and for other corporate needs which may arise. The Company has no agreements, plans, proposals, commitments, undertakings or arrangements which would result in the issuance of any additional Common Shares and there can be no assurance that any such transaction will be entered into resulting in the issuance of additional shares.

     Additionally, the Board of Directors believes that the authorization of Preferred Shares will afford the Company greater flexibility in meeting the future capital requirements of the Company and for other corporate needs that may arise. Pursuant to the amendment, Preferred Shares would be available for issuance for any proper corporate purpose without further shareholder approval. This might include, without limitation, obtaining capital for use in the Company's business and operations, and issuances as part or all of the consideration paid by the Company for the possible acquisition of a property, business or entity. The Company has not specifically identified any possible acquisition and none are currently probable.

     Other than as described above concerning any potential equity issuance as part of an overall business arrangement, the Board has no plans, proposals, commitments, undertakings or arrangements that would result in the issuance of any Preferred Shares. The Board of Directors believes that in view of the present favorable investment climate for preferred stock, its availability as an available future financing method for the Company will benefit the Company in enabling the Board to issue securities that have the flexibility to meet current market conditions and satisfy investor preferences.

     Under the proposed amendment, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's shareholders (unless required by applicable laws or regulatory authorities or pursuant to the rules of any stock exchange on which the Company's securities may then be listed), to authorize the issuance of Preferred Shares from time to time in one or more series and, before issuance, to fix by resolution or resolutions the designations, preferences and relative rights, powers, privileges, qualifications and limitations of each series. Each series of Preferred Shares could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, redemption and/or liquidation rights, senior to the Company's Common Shares.

     The proposed amendment would authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Shares that may be issued: (a) the dividend rates, conditions and preferences, if any, in relation to the Common Shares and among the series of Preferred Shares; (b) whether dividends would be cumulative and, if so, the date from which dividends on the series would accumulate; (c) whether, and to what extent, the holders of the series would have voting rights in addition to those prescribed by law; (d) whether, and upon what terms and conditions (including, but not limited to, anti-dilution adjustments), the series would be convertible into or exchangeable for other securities; (e) whether, and upon what terms and conditions, the series would be redeemable; (f) the preference, if any, to which the series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; (g) whether a sinking fund would be provided for the redemption of the series and if so, the terms and conditions thereof; and (h) to classify or reclassify any unissued Preferred Shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     The Board may determine that any particular series of the proposed Preferred Shares will rank junior to, on a parity with, or senior to any other series of Preferred Shares in respect of dividends and liquidation rights. It is not expected that the authorization and issuance of Preferred Shares will have an adverse effect upon the rights of existing shareholders. Common Shareholders have no preemptive rights and accordingly, have no preferential right to purchase any of the Company's Common Shares or Preferred Shares in order to maintain their proportionate ownership. Therefore, the general effect of the issuance of Preferred Shares, as well as additional issuances of Common Shares, would be to dilute the present voting power of the current holders of Common Shares.

     The holders of Preferred Shares may receive preferences in the event of dissolution, liquidation or winding up of the Company equal to the purchase price per share plus declared (or cumulative) but unpaid dividends, if any. The right of Common Shareholders to distribution of the Company's assets will therefore be diminished. When considering the issuance of the Preferred Shares, the Board of Directors will consider the above-described general effect upon the Common Shareholders. The Board of Directors does not intend to issue any Preferred Shares, except on terms that the Board of Directors deems to be in the best interests of the Company and its then existing shareholders.

     The Company's Certificate of Incorporation and Bylaws currently contain no anti-takeover provisions. Although the Board of Directors does not deem its proposed amendment to be an anti-takeover proposal, it may be deemed to be one. The availability of Preferred Shares may or may not, depending on the rights, powers and privileges and terms thereof, make it more difficult to effect or may discourage an attempt to gain control of the Company by means of a merger, tender offer or proxy contest, which is not approved by incumbent management, but which a majority of the Company's shareholders may deem to be in their best interests.

     The reason for creating the Preferred Shares is to enable the Company to be more flexible in meeting its future capital requirements. However, in the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of Preferred Shares as an anti-takeover device with rights and preferences which could impede the completion of such a transaction; e.g., by establishing a class vote and/or granting more than one vote per share to the series of Preferred Shares. Notwithstanding the above, the Board of Directors has concluded that the overall advantages of the amendment to the Company and its shareholders outweigh the potential disadvantages.

     The affirmative vote of the holders of a majority of the outstanding Voting Securities entitled to notice of and to vote at the Annual Meeting is required under Florida law for the adoption of the Amendment to Article III of the Company's Certificate of Incorporation.

     Accordingly, if Proposal '3' is adopted, the Board of Directors intends to file an amendment to the Company's Certificate of Incorporation following the Annual Meeting, in substantially the final form of

Appendix B to this Proxy Statement, subject to any changes as may be required by law or otherwise deemed advisable.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE FOREGOING PROPOSAL 3.

                                   PROPOSAL 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1997.

     Deloitte & Touche LLP has audited the Company's financial statements since 1962. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE FOREGOING PROPOSAL 4.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                             SHAREHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming shareholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Florida law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of shareholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than January 1, 1998 (at least 120 calendar days in advance of the proposed meeting date for the next annual meeting). If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's Bylaws, or if the proposal is to be presented at any meeting other than the next annual meeting of shareholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                          By order of the Board of Directors

                                          DORIS K. KRUMMENACKER
                                          Secretary

Orlando, Florida
July 23, 1997

     Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, as amended, as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by shareholders (including beneficial owners of the Company's Common Shares) upon written request to Doris K. Krummenacker, the Company's Secretary, Audio Communications Network, Inc., 1000 Legion Place, Suite 1515, Orlando, Florida 32801.

                                                                      APPENDIX A

     The following sets forth the proposed amendment to Article II, Section 2.3 of the Bylaws off Audio Communications Network, Inc. The amendment has been underlined to reflect the changes being proposed therein.

     2.3 Numbers. The Board shall consist of a number not less than seven (7) nor more than nine (9) members elected by the Shareholders. The number of Directors shall be fixed, from time to time, by the Bylaws. Until the number of Directors shall be changed or altered, as herein provided for, the Board shall consist of nine (9) members. The Provisions of this section relating to the number of Directors constituting the Board may be amended, changed or altered by the Board of Directors or by vote of the holders of a majority of the common stock present and entitled to vote at any duly convened meeting of such Shareholders at which a quorum is present.

                                                                      APPENDIX B

     The following sets forth the proposed amendment to Article III of the Certificate of Incorporation of Audio Communications Network, Inc., in substantially the final form in which it will be filed with the Secretary of State, subject to any changes as may be required by law or otherwise deemed advisable by Audio Communications Network, Inc.

     Article III: (a) The Corporation is authorized to issue thirteen million (13,000,000) shares consisting of twelve million (12,000,000) Common Shares, $.25 par value ('Common Shares'), and one million (1,000,000) Preferred Shares, $.001 par value ('Preferred Shares').

     (b) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations, preferences, limitations, and relative rights, as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment date for the particular series and the date, if any, from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price for the particular series; sinking fund provisions, if any, for the particular series; the voting rights, if any, for the particular series; the rights, if any, of holders of the shares of the particular series to convert or exchange the same into shares of any other series or class or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the preference for the particular series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and to classify or reclassify any unissued Preferred Shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     All the Preferred Shares of any one series shall be identical with each other in all respects, except that the shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Except as to the particulars fixed by the Board as hereinabove provided or as provided in the description of the series, all Preferred Shares shall otherwise be of equal rank, regardless of series, and shall be identical in all respects.

PROXY                                                               APPENDIX I

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                       AUDIO COMMUNICATIONS NETWORK, INC.
                         1000 LEGION PLACE, SUITE 1515
                             ORLANDO, FLORIDA 32801

     The undersigned, a holder of Common Shares of Audio Communications Network, Inc., a Florida corporation (the 'Company'), hereby appoints MITCHELL KLEINHANDLER and DAVID UNGER, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on Thursday, August 21, 1997 and any adjournments thereof, as follows:

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                           FOLD AND DETACH HERE

                                                              Please mark    [X]
                                                              your vote as
                                                              indicated in
                                                              this example


1. The amendment of Article 2.3 of the Company's       FOR    AGAINST   ABSTAIN
   Amended and Restated Bylaws to set the size of      [  ]     [  ]      [  ]
   the Board to not less than seven nor more than nine Directors, with an initial setting of nine.

2. The election of nine members to the Board of        [  ] FOR all nominees
   Directors to hold office for a one-year term             listed below
   and until their successors are duly elected and qualified, as provided in the Company's Proxy
   Statement:

   WITHHOLD AUTHORITY to vote for all nominees listed below.    [  ]
   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE
   STRIKE OUT HIS NAME BELOW)

   Robert Davidoff, Patrick J. Dougherty, Robert Dyer, David Gezon, Mitchell Kleinhandler, William Landman, C. Lee Maynard, A.J. Schell and David Unger.

3. The amendment of Article III of the Company's       FOR    AGAINST   ABSTAIN
   Certificate of Incorporation to increase the        [  ]     [  ]      [  ]
   number of authorized Common Shares, $.25 par value, from 8,000,000 to 12,000,000 and to authorize up to 1,000,000 Preferred Shares, $.001 par value per share, to be issued in one or more series on such terms and at such time or times as the Board of Directors shall determine.

4. The ratification of the appointment of Deloitte     FOR    AGAINST   ABSTAIN
   & Touche LLP as the Company's auditors for the      [  ]     [  ]      [  ]
   fiscal year ending December 31, 1997.

5. Upon such other matters as may properly come before the meeting or any adjournments thereof.

   The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF PROPOSAL 1, FOR THE ELECTION OF THE NINE DIRECTORS NAMED IN PROPOSAL 2, FOR THE ADOPTION OF PROPOSAL 3, FOR THE ADOPTION OF PROPOSAL 4, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

   The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July 23, 1997 relating to the Annual Meeting, and the 1996 Annual Report to Shareholders.


Signature(s)________________________________________________________ Date ______

The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

                         FOLD AND DETACH PROXY CARD HERE
             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE.